As filed with the Securities and Exchange Commission on June 2, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NUTANIX, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	27-0989767 (I.R.S. Employer Identification No.)

1740 Technology Drive, Suite 150

San Jose, California 95110

(Address of principal executive offices, including zip code)

Amended & Restated 2016 Employee Stock Purchase Plan

(Full title of the plan)

Rajiv Ramaswami

President and Chief Executive Officer

Nutanix, Inc.

1740 Technology Drive, Suite 150

San Jose, California 95110

(408) 216-8360

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Jeffrey D. Saper, Esq. Lianna C. Whittleton, Esq. Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300	Tyler Wall, Esq. Raymond Hum, Esq. Nutanix, Inc. 1740 Technology Drive, Suite 150 San Jose, California 95110 (408) 216-8360

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SECURITIES
PURSUANT TO GENERAL INSTRUCTION E

Amended & Restated 2016 Employee Stock Purchase Plan

Nutanix, Inc. (the “Registrant”) is filing this registration statement (this “Registration Statement”) in accordance with Instruction E to Form S-8 to register 12,442,247 additional shares of the Registrant’s Class A common stock, $0.000025 par value per share (“Class A common stock”), that may be issued and sold under the Registrant’s Amended & Restated 2016 Employee Stock Purchase Plan (the “Amended & Restated ESPP”).

At, and effective as of the date of, the Registrant’s annual meeting of stockholders held on December 9, 2022, the Registrant’s stockholders approved the Amended & Restated ESPP, which contained certain amendments to the Registrant’s then-existing 2016 Employee Stock Purchase Plan, including an amendment to increase the maximum number of shares of the Registrant’s Class A common stock authorized for sale thereunder by 12,442,247 shares (the “Additional Shares”).

The Additional Shares are securities of the same class as other securities for which the Registration Statement on Form S-8 (File No. 333-213888) (the "Initial Form S-8") was filed with the U.S. Securities and Exchange Commission (the "Commission") on September 30, 2016. Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of each of the Initial Form S-8, the Form S-8 filed with the Commission on September 18, 2017 (File No. 333-220517), the Form S-8 filed with the Commission on September 24, 2018 (File No. 333-227490), the Form S-8 filed with the Commission on August 28, 2019 (File No. 333-233499), and the Form S-8 filed with the Commission on March 6, 2020 (File No. 333-236925), except that the provisions contained in Part II of such earlier registration statements are modified as set forth in this Registration Statement.

PART I

INFORMATION REQUIRED IN THE Section 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the Amended & Restated ESPP as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by Registrant with the Commission are incorporated by reference into this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended July 31, 2022 filed with the Commission on September 21, 2022 (File No. 001-37883), pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as amended by Amendment No. 1 on Form 10-K/A filed with the Commission on May 24, 2023;

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report on Form 10-K referred to in (a) above (other than the portions of such documents not deemed to be filed); and

(c) The description of the Registrant's Class A common stock which is contained in Exhibit 4.5 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended July 31, 2022 filed with the Commission on September 21, 2022 (File No. 001-37883) under the Exchange Act, such description as updated by the Registrant’s Current Reports on Form 8-K filed with the Commission on October 7, 2022 and December 12, 2022.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS

See the Exhibit Index below.

EXHIBIT INDEX

Exhibit		Incorporated by Reference
Number	Description	Form	SEC File No.	Exhibit	Filing Date
4.1	Amended and Restated Certificate of Incorporation of Nutanix, Inc.	8-K	001-37883	3.1	12/12/2022
4.2	Amended and Restated Bylaws of Nutanix, Inc.	8-K	001-37883	3.1	10/7/2022
4.3	Specimen Class A Common Stock Certificate	S-1/A	333-208711	4.2	4/4/2016
4.4*	Amended and Restated 2016 Employee Stock Purchase Plan and forms of equity agreements thereunder	10-Q	001-37883	10.1	5/24/2023
5.1*	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation	*	*	*	*
23.1*	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)	*	*	*	*
23.2*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm	*	*	*	*
24.1*	Power of Attorney (included on the signature page hereto)	*	*	*	*
107.1*	Filing Fee Table

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 2nd day of June, 2023.

NUTANIX, INC. By: /s/ Rajiv Ramaswami Rajiv Ramaswami President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rajiv Ramaswami, Rukmini Sivaraman and Tyler Wall, and each of them, as his or her true and lawful attorneys-in-fact, proxies and agents, each with full power of substitution and resubstitution, for him or her in any and all capacities, to sign this registration statement on Form S-8 and any or all amendments (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, proxies and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, proxies and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rajiv Ramaswami	President, Chief Executive Officer and Director (Principal Executive Officer)	June 2, 2023
Rajiv Ramaswami

/s/ Rukmini Sivaraman	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 2, 2023
Rukmini Sivaraman

/s/ Craig Conway	Director	June 2, 2023
Craig Conway

/s/ Virginia Gambale	Director	June 2, 2023
Virginia Gambale

/s/ Steven J. Gomo	Director	June 2, 2023
Steven J. Gomo

/s/ Max de Groen	Director	June 2, 2023
Max de Groen

/s/ David Humphrey	Director	June 2, 2023
David Humphrey

/s/ Gayle Sheppard	Director	June 2, 2023
Gayle Sheppard

/s/ Brian Stevens	Director	June 2, 2023
Brian Stevens